UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  November 15, 2006

Electronic Data Systems Corporation
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation)
01-11779	75-2548221
(Commission File Number)	(IRS Employer Identification No.

5400 Legacy Drive, Plano, Texas	75024
(Address of Principal Executive Offices)	(Zip Code)

(972) 604-6000
Registrant's telephone number, including area code

(Former Name or Former Address, if Changed Since Last Report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      o   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      o   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      o   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      o   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 -Financial Information

Item 2.05  Costs Associated with Exit or Disposal Activities

On November 15, 2006, Electronic Data Systems Corporation ("EDS") agreed to sell its Global Field Services business in Europe to A&O Systems and Services GMBH ("A&O").  The sale was effective immediately.  EDS also agreed to procure services from A&O following the transaction.

EDS expects to incur a charge to net income in the fourth quarter of 2006 in connection with this transaction currently estimated at approximately $50 million, or approximately $.10 per share.  Of that amount, approximately two-thirds is expected to result in future cash expenditures, including approximately $30 million in respect of intercompany receivables to be paid to the divested business during the fourth quarter.

This transaction does not impact EDS' previously issued financial guidance, which excludes the impact of divestitures.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                                                                   ELECTRONIC DATA SYSTEMS CORPORATION

November 21, 2006                                                                                                  By:    /S/ RONALD P. VARGO

                                                                                                                                          Ronald P. Vargo,  Executive Vice President and

                                                                                                                                          Chief Financial Officer

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